Exhibit 99.2

NEWS RELEASE
Construction Partners, Inc. Completes Georgia Acquisition
Transaction Expands Company’s Operations Along Growing Interstate 85 Corridor

DOTHAN, AL, November 4, 2026 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways in local markets across the Sunbelt, today announced that it has acquired Piedmont Paving, Inc. (“Piedmont Paving”), headquartered in Newnan, Georgia. Piedmont Paving provides site development and asphalt paving services for a variety of public and private projects in the Atlanta metro area. The acquired operations, including a hot-mix asphalt plant and more than 110 employees, are now part of CPI’s Georgia platform company, The Scruggs Company (“Scruggs”).

Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We are pleased to welcome the Piedmont Paving team to the CPI family of companies. This transaction expands Scruggs’ operations along the Interstate 85 corridor between Columbus and Atlanta, a rapidly growing region with strong public and private infrastructure demand. Piedmont Paving’s strategically located hot-mix asphalt plant in Newnan, experienced workforce and established customer relationships complement Scruggs’ existing operations and enhance its ability to serve customers in west-central Georgia. We look forward to building upon Piedmont Paving’s reputation for quality work and reliable service as part of our family of companies.”

About Construction Partners, Inc.

Construction Partners, Inc. is a vertically integrated civil infrastructure company operating in local markets throughout the Sunbelt in Alabama, Florida, Georgia, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, CPI focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek,” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative forms. The forward-looking statements contained in this press release include, without limitation, statements relating to the benefits of a business acquisition and the expected results of the acquired business. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the SEC. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, or other changes affecting such statements except to the extent required by applicable law.

Contact:
Rick Black
Investor Relations
ROAD@DennardLascar.com
(713) 529-6600